                                                                     Exhibit 4.3


NUMBER                                                               SHARES



                       MERGE TECHNOLOGIES INCORPORATED
                           A Wisconsin Corporation
                         Common Stock $.01 Par Value


 THIS CERTIFIES THAT ________________________________________________ is the

registered holder of _________________________________________________ Shares


transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
     this_____________day                of_________________ A.D. 19___



       _______________________               ________________________
              Secretary                               President